NEWS RELEASE

North American Palladium Provides Palladium Exploration Update:

Continued Excellent Results

Toronto, Ontario, February 14, 2011 – North American Palladium Ltd. (“NAP”) (TSX: PDL) (NYSE Amex: PAL) today provided an update on the drill results from its 2010 exploration program at the Company’s flagship Lac des Iles (“LDI”) palladium mine in Northern Ontario.  These results (see appendix) are the third and final tranche of drill results from the 2010 drill program at LDI.

Highlights:

•	Continued positive drill results throughout the Offset Zone (including 40 metres at 6.2 g/t Pd)

•	Excellent results from definition drilling in the top part of the Offset Zone

•	Offset Zone continues to extend higher towards surface

•	Deep drilling results confirm Offset Zone continues at depth

•	Cowboy Zone intersected again in Offset drilling

“After completing nearly 80,000 metres of drilling in 2010, we remain very optimistic that LDI has considerable exploration upside with the potential to increase production and extend mine life,” said William J. Biggar, President and CEO.  “The exploration results highlight the significant potential to grow our reserve and resource base through exploration.”

NAP’s 2010 exploration program at LDI was aimed at expanding the size of the Offset and Roby zones, increasing the grade of the Offset Zone mineralization to facilitate better mine planning, and exploring other surface areas.  In addition to the approximately 55,000 metres of 2010 drilling already reported on (see June 7 and November 17 press releases), a third tranche of drilling in the remainder of the year completed 80 holes totaling 21,670 metres, bringing total drilling for the year to 79,995 metres at an approximate cost of $10 million.

The third tranche of drilling included:

•	70 holes from underground for a total of 12,216 metres, of which:
o	63 holes (10,210 metres) targeted the Upper Offset Zone; and
o	7 holes (2,016 metres) were aimed at completing a previous 15-metre drilling pattern and following the Offset Zone’s northern extension.

•	10 holes from surface, including:
o	3 deep holes (2,656 metres) into the southern direction of the Offset Zone (around the 4650 mine elevation and lower); and
o	7 holes (6,788 metres) targeting the south extension of the Offset Zone.

Complete drill results are included in the appendix of this news release. Elevations referred to in this news release are presented in the mine grid in Figure 1, and the drill locations are presented in Figures 2 – 6.

The Upper Offset Zone

The underground drilling on the Offset Zone in 2010 was designed to define the ore body on a 15-metre drill pattern. This included 63 holes (series 10-700 to 10-808) which completed drilling in the Upper 1A sector of the Offset Zone, where production is scheduled to take place in early 2012. The holes were drilled on fan patterns from the Offset Zone ramp and the vast majority intersected the Offset Zone with grades similar to or higher than the indicated grades from the previous resource estimate for the sector.

Some of the best results include:

Hole	Length of Intersection	Grade (g/t Pd)	Location
10-703	21 metres	10.9	Offset Zone
Including	7 metres	21.4	Offset Zone
10-705	20 metres	6.7	Offset Zone
10-707	40 metres	6.2	Offset Zone
Including	7 metres	14.4	Offset Zone
10-710	27 metres	7.2	Offset Zone
10-711	29 metres	7.9	Offset Zone
Including	8 metres	15.8	Offset Zone
Including	6 metres	3.4	Cowboy Zone
10-713	11 metres	11.2	Offset Zone
Including	16 metres	2.8	Cowboy Zone
10-720	22 metres	6.6	Offset Zone
Including	6 metres	15.1	Offset Zone
10-723	35 metres	6.1	Offset Zone
Including	4 metres	11.7	Offset Zone
10- 725	33 metres	5.1	Offset Zone
Including	12 metres	10.4	Offset Zone
10- 735	35 metres	4.8	Offset Zone
Including	15 metres	6.6	Offset Zone
10-772	13 metres	7.2	Offset Zone
Including	7 metres	10.1	Offset Zone
10-779	23 metres	6.5	Offset Zone
Including	10 metres	9.8	Offset Zone
Including	3 metres	6.3	Cowboy Zone
10-801	10 metres	8.2	Offset Zone
Including	11 metres	3.7	Cowboy Zone

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The Upper Offset Zone, North Sector

Due to the favourable lengths and grades encountered earlier in 2010 (36 metres at 5.6 g/t Pd), drilling continued on the north extension of the upper part of the Offset Zone.  Additional drilling of seven holes returned strong results that indicate the north extension of the Offset Zone still remains open.  Some of the best results include:

Hole	Length of Intersection	Grade (g/t Pd)	Location
10-631	28 metres	6.3	Offset Zone
Including	14 metres	10.5	Offset Zone
Including	6 meters	6.0	Offset/Cowboy Zone
10-632	20 metres	8.5	Offset Zone
Including	6 metres	17.6	Offset Zone
10-633	19 metres	7.7	Offset Zone
Including	9 metres	14.3	Offset Zone

Surface Drilling of the Offset Zone

The surface directional drills targeted the middle elevations of the mine (4650 level) in the north extension of the Offset Zone (holes 10-507 to 10-509).  The following intersections were encountered during the third tranche of drilling:

Hole	Length of Intersection	Grade (g/t Pd)	Location
10-507	10 metres	4.8	Offset Zone
10-508	4 metres	11.0	Offset Zone
10-509	6 metres	4.3	Offset Zone

In addition, seven other holes were drilled from surface, south of the open pit, of which highlights include:

•
One deep hole (hole 10-013), aimed at the southern part of the Offset Zone extension, intersected 69 metres at 3.5 g/t Pd at depth, including 13 metres at 5.7 g/t Pd.  This confirms the presence of the Offset Zone at elevation 4300, at the limit of the actual resource calculation (see Figure 3 in the appendix for a visual of location).

•
The other drill holes intersected the Offset Zone as well as other mineralized areas.  Additional drilling will be required to determine whether these new mineralized areas can be correlated to a current known zone.

These latest results confirm that the Offset Zone remains open towards the south and at depth and that the other zones remain to be followed.

2011 LDI Exploration

Following the exploration success achieved over the past two years, NAP will continue to make significant investments in exploration to expand mineral reserves and resources at LDI and to identify new targets.  In 2011, the Company plans to spend $8.8 million on exploration at its palladium properties, comprised of 32,000 metres of drilling, of which 25,000 metres will be at LDI, and 7,000 metres at NAP’s other nearby properties.

A primary focus of the exploration program will be continued underground exploration at LDI targeting the Offset Zone, as well as the three new zones that have not yet been included in the mine’s economics: the Cowboy, Outlaw and Sheriff zones.  The program will attempt to better define the upper extension of the Offset Zone for mine planning, as well as testing the extension of the Offset Zone mineralization north, south, down-dip, and up-dip towards surface.

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More specifically, the program is expected to include:
•	Three underground drills on the Offset Zone (10,000 metres of infill drilling);
•
Five surface drills – two directional drills targeting the north and lower Offset Zone, two targeting the upper Offset Zone extension, and one drill targeting the Sheriff Zone and other zones, as well as the north and south rim (in addition to prospecting, trenching and sampling); and

•	Drilling and trenching at Legris Lake (3,000 metres), Moose Calf (2,000 metres), and Kukkee (2,000 metres) properties.

Technical Information and Qualified Persons

The assay analyses performed during NAP’s drill programs are subject to a formal quality assurance and quality control (QA/QC) program. Diamond drill core is logged and sampled on site and at the Company’s exploration office in Thunder Bay with sample transport by the Company and Courtesy Courier to Activation Laboratories Ltd. (Thunder Bay and Ancaster), an independent accredited laboratory, for assay analysis. Check assay analyses are carried out by SGS Minerals Services (Toronto), a laboratory that is also independent of the Company. The Company’s exploration team designed and executed the drilling program under the supervision of Mr. Michel Bouchard, P. Geo., Vice President, Exploration and Development, a Qualified Person as defined by National Instrument 43-101, who has reviewed and approved the content of this news release.

About North American Palladium

NAP is a Canadian precious metals company focused on growing its production of palladium and gold in mining-friendly jurisdictions.  The Company’s flagship mine, Lac des Iles, is one of the world’s two primary palladium producers. NAP also owns and operates the Sleeping Giant gold mine located in the prolific Abitibi region of Quebec. The Company has extensive landholdings adjacent to both its Lac des Iles and Sleeping Giant mines, and a number of exploration projects.  NAP trades on the NYSE Amex under the symbol PAL and on the TSX under the symbol PDL.

For further information please contact:

Camilla Bartosiewicz
Manager, Investor Relations and Corporate Communications
Telephone: 416-360-7590 Ext. 7226
Email: camilla@nap.com

www.nap.com

Cautionary Statement on Forward Looking Information
Certain information included in this press release, including any information as to our future exploration, financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute ‘forward-looking statements’ within the meaning of the ‘safe harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995 and Canadian securities laws. The words ‘expect’, ‘believe’, ‘will’, ‘intend’, ‘estimate’ and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, including the possibility that drill programs will not yield the expected results, that operations at the Lac des Iles and Sleeping Giant mines may not proceed as planned, that Vezza and other properties can be successfully developed, and that metal prices, foreign exchange assumptions and operating costs may differ from management’s expectations. The Company cautions the reader that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual financial results, performance or achievements of North American Palladium to be materially different from the Company’s estimated future results, performance or achievements expressed or implied by those forward-looking statements and that the forward-looking statements are not guarantees of future performance. These statements are also based on certain factors and assumptions. For more details on these estimates, risks, assumptions and factors, see the Company’s most recent Form 40-F/Annual Information Form on file with the U.S. Securities and Exchange Commission and Canadian provincial securities regulatory authorities. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except as expressly required by law. Readers are cautioned not to put undue reliance on these forward-looking statements.

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NEWS RELEASE

Appendix:

South Pit Surface Drilling

Drill Hole	From (m)	To (m)	Length (m)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	Co (%)	Location
10-012	593	603	10	2.04	0.23	0.20	0.129	0.127	0.010	South
10-012	998	1003	5				0.325	0.364		South
10-012	1316	1327	11	2.72	0.34	0.25	0.079	0.099	0.007	South
10-012W	Partial Assay
10-012W	NSA
10-013	Partial Assay
10-013	1330	1399	69	3.53	0.24	0.14	0.063	0.078	0.006	Offset
Including	1330	1334	4	6.60	0.38	0.32	0.084	0.112	0.009	Offset
Including	1343	1356	13	5.66	0.33	0.23	0.079	0.096	0.006	Offset
10-014	Partial Assay
10-015	Partial Assay
10-015	749	767	18	3.10	0.36	0.36				Offset
Including	756	764	8	4.65	0.54	0.54				Offset
Including	795	813	18	5.27	0.60	0.56				Offset
Including	831	851	20	3.62	0.41	0.38	0.116	0.116	0.007	Offset
Including	831	841	10	5.10	0.58	0.56	0.163	0.148	0.008	Offset
10-016	NSA									PGM Target South
10-017	554	560	6	3.05	0.39	0.28	Assays Pending			South
10-017	599	603	4	3.19	0.42	0.35	Assays Pending			South
10-017	688	690	2	4.63	0.51	0.46	Assays Pending			South
10-017	758	764	6	3.13	0.34	0.10	Assays Pending			South
NSA: no significant assays

Directional Drilling Offset South

Drill Hole	From (m)	To (m)	Length (m)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	Co (%)	Other
10-507	1234	1244	10	4.77	0.32	0.26	0.067	0.088	0.007	Offset
10-508	479	483	4	10.98	0.76	0.05	0.015	0.058	0.006	Offset
10-509	522	528	6	4.27	0.29	0.19	Assays Pending			Offset

Offset Phase 1A North

Drill Hole	From (m)	To (m)	Length (m)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	Co (%)	Other
10-627	171	182	11	5.02	0.31	0.23	0.069	0.088	0.006	Offset
10-628	134	170	36	3.31	0.23	0.24	0.061	0.097	0.006	Offset
10-629	135	146	11	7.83	0.51	0.23	0.065	0.109	0.008	Offset
Including	141	145	4	11.79	0.79	0.17	0.066	0.153	0.009	Offset
10-630	166	176	10	4.18	0.26	0.16	0.031	0.083	0.005	Offset
10-631	158	186	28	6.30	0.40	0.30	0.060	0.102	0.008	Offset
Including	169	183	14	10.47	0.60	0.44	0.064	0.117	0.007	Offset
Including	207	213	6	6.06	0.28	0.22	0.066	0.102	0.008	Cowboy
10-632	166	186	20	8.46	0.45	0.43	0.084	0.114	0.008	Offset
Including	176	182	6	17.62	0.79	0.58	0.081	0.124	0.008	Offset
10-633	177	196	19	7.66	0.41	0.43	0.063	0.099	0.008	Offset
Including	186	195	9	14.32	0.69	0.67	0.076	0.123	0.008	Offset

Offset Phase 1A Upper Offset Zone

Drill Hole	From (m)	To (m)	Length (m)	Pd (g/t)	Pt (g/t)	Au (g/t)	Cu (%)	Ni (%)	Co (%)	Location
10-700	NSA
10-701	114	141	27	4.64	0.31	0.29	0.116	0.162	0.007	Offset
Including	216	223	7	2.87	0.26	0.41	0.176	0.185	0.009	Offset
10-702	129	151	22	2.83	0.26	0.24	0.129	0.150	0.007	Offset
10-703	114	135	21	10.94	0.63	0.52	0.113	0.154	0.010	Offset
Including	126	133	7	21.44	1.06	0.87	0.142	0.211	0.010	Offset
10-704	96	133	37	5.26	0.34	0.38	0.090	0.136	0.006	Offset
Including	113	116	3	12.47	0.87	0.85	0.204	0.275	0.009	Offset
Including	124	133	9	4.06	0.25	0.39	0.064	0.104	0.006	Cowboy
10-705	96	116	20	6.65	0.37	0.33	0.062	0.094	0.006	Offset
Including	96	110	14	8.52	0.45	0.40	0.073	0.107	0.007	Offset
Including	129	135	6	2.52	0.33	0.20	0.156	0.138	0.006	Offset
10-706	112	140	28	3.78	0.27	0.24	0.063	0.090	0.005	Offset
Including	116	119	3	15.17	1.05	1.19	0.248	0.242	0.008	Offset
10-707	122	162	40	6.24	0.37	0.41	0.074	0.126	0.006	Offset
Including	123	130	7	14.43	0.82	0.69	0.097	0.186	0.008	Offset
10-708	132	145	13	6.06	0.37	0.38	0.014	0.025	0.003	Offset
Including	132	137	5	8.78	0.48	0.34	0.014	0.027	0.004	Offset
Including	141	144	3	7.27	0.46	0.93	0.016	0.028	0.003	Offset
10-709	42	55	13	12.91	0.64	0.99	0.173	0.237	0.008	Offset
Including	45	50	5	21.24	1.03	1.48	0.212	0.324	0.010	Offset
10-710	54	81	27	7.18	0.44	0.53	0.126	0.173	0.008	Offset
10-711	91	122	29	7.90	0.46	0.54	0.128	0.169	0.008	Offset
Including	95	103	8	15.85	0.77	0.61	0.122	0.176	0.009	Offset
Including	114	120	6	3.42	0.27	0.52	0.176	0.175	0.008	Cowboy
10-713	49	60	11	11.22	0.66	0.67	0.108	0.190	0.008	Offset
Including	85	101	16	2.79	0.22	0.15	0.076	0.083	0.006	Cowboy
10-714	74	88	14	8.12	0.53	0.60	0.086	0.127	0.007	Offset
Including	123	126	3	4.17	0.35	0.68	0.274	0.264	0.009	Cowboy
10-715	96	133	37	4.31	0.25	0.15	0.039	0.097	0.006	Offset
Including	97	107	10	12.04	0.60	0.39	0.063	0.145	0.008	Offset
10-716	99	115	16	6.08	0.38	0.33	0.104	0.137	0.007	Offset
Including	103	109	6	11.52	0.62	0.49	0.138	0.186	0.007	Offset
10-719	93	113	20	5.52	0.32	0.34	0.132	0.157	0.008	Offset
Including	98	105	7	10.04	0.45	0.34	0.095	0.149	0.009	Offset
10-719	136	140	4	3.84	0.34	0.16	0.063	0.088	0.005	Cowboy
10-720	Partial Assay

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10-720	94	116	22	6.64	0.38	0.56	0.169	0.207	0.009	Offset
Including	99	105	6	15.07	0.64	0.47	0.097	0.145	0.009	Offset
10-720	164	169	5	6.27	0.47	0.45				Cowboy
10-723	64	99	35	6.10	0.42	0.38	0.095	0.127	0.007	Offset
Including	67	71	4	7.18	0.41	0.40	0.075	0.121	0.009	Offset
Including	79	83	4	11.69	0.71	0.83	0.166	0.174	0.005	Offset
Including	90	94	4	10.73	0.68	0.53	0.146	0.217	0.008	Offset
10-724	70	100	30	5.04	0.34	0.32	0.101	0.123	0.006	Offset
Including	80	83	3	9.20	0.67	0.30	0.118	0.161	0.005	Offset
Including	91	99	8	8.29	0.51	0.56	0.132	0.189	0.008	Cowboy
10-725	100	133	33	5.09	0.29	0.25	0.067	0.113	0.006	Offset
Including	103	115	12	10.39	0.53	0.42	0.103	0.174	0.008	Offset
10-728	Partial Assay
10-728	111	163	52	4.18	0.22	0.13				Offset
10-728	115	121	6	12.27	0.64	0.36				Offset
10-728	141	150	9	7.68	0.31	0.16				Cowboy
10-729	Partial Assay
10-729	117	162	45	4.06	0.26	0.19				Offset
Including	118	123	5	6.34	0.44	0.30				Offset
Including	150	157	7	10.88	0.54	0.28				Cowboy
10-730	NSA									Missed zone
10-732	105	123	18	3.58	0.41	0.32	0.107	0.113	0.007	Offset
Including	111	115	4	5.72	0.62	0.57	0.157	0.175	0.008	Offset
10-733	70	76	6	4.33	0.28	0.19	0.107	0.127	0.009	Offset
10-733	94	98	4	5.52	0.43	0.86	0.233	0.288	0.010	Cowboy
10-733	110	114	4	4.22	0.33	0.24	0.151	0.133	0.007	Cowboy
10-734	119	204	85	3.63	0.27	0.14	0.048	0.098	0.005	Offset
10-734	119	127	8	6.65	0.42	0.27	0.072	0.162	0.007	Offset
10-734	189	193	4	12.04	0.64	0.17	0.033	0.095	0.005	Offset
10-735	103	138	35	4.81	0.31	0.35	0.103	0.134	0.008	Offset
Including	104	119	15	6.58	0.45	0.56	0.142	0.160	0.011	Offset
10-739	61	64	3	7.59	0.43	0.42	0.064	0.071	0.007	Offset
Including	79	94	15	2.96	0.29	0.25	0.066	0.091	0.007	Offset
10-740	11	21	10	2.30	0.33	0.26	0.290	0.271	0.023	Other
Including	67	94	27	3.10	0.32	0.30	0.082	0.117	0.008	Offset
Including	80	91	11	3.84	0.42	0.38	0.095	0.150	0.010	Offset
10-741	NSA
10-742	80	88	8	3.35	0.32	0.35	0.049	0.094	0.006	Offset
10-743	65	69	4	3.94	0.38	0.41	0.129	0.132	0.009	Other
10-743	92	102	10	3.97	0.44	0.26	0.091	0.112	0.007	Offset
Including	93	96	3	6.40	0.69	0.34	0.103	0.123	0.008	Offset
10-743	114	117	3	3.70	0.40	0.26	0.112	0.118	0.008	Cowboy
10-744	16	21	5	3.66	0.57	0.32	0.805	0.320	0.016	Other
10-744	72	88	16	3.97	0.30	0.33	0.074	0.100	0.007	Offset
Including	80	85	5	5.77	0.47	0.51	0.116	0.142	0.008	Offset
10-745	NSA
10-746	71	74	3	4.21	0.32	0.19	0.049	0.092	0.007	Offset
10-747	57	75	18	4.00	0.27	0.18	0.054	0.093	0.007	Offset
Including	68	74	6	5.21	0.31	0.18	0.063	0.104	0.007	Offset

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10-747	95	97	2	6.92	0.43	0.09	0.014	0.051	0.004	Cowboy
10-748	51	55	4	6.63	0.45	0.31	0.053	0.078	0.007	Offset
10-748	77	120	43	3.57	0.36	0.18	0.066	0.086	0.006	Offset
Including	77	81	4	7.23	0.40	0.25	0.070	0.098	0.006	Offset
Including	93	96	3	5.55	0.68	0.35	0.127	0.131	0.007	Cowboy
Including	112	120	8	5.58	0.58	0.10	0.041	0.087	0.005	Cowboy
10-749	106	109	3	4.57	0.50	0.15	0.025	0.067	0.005	Offset
10-749	117	121	4	3.29	0.37	0.16	0.055	0.096	0.006	Offset
10-750	51	57	6	3.57	0.29	0.22				Offset
10-750	103	112	9	4.23	0.48	0.32				Offset
10-751	NSA
10-752	NSA
10-753	135	146	11	3.68	0.44	0.30	0.086	0.099	0.006	Offset
10-754	NSA
10-755	Partial Assay
10-757	62	76	14	3.51	0.24	0.13	0.035	0.063	0.006	Offset
10-763	115	118	3	3.00	0.33	0.06	0.027	0.086	0.005	Offset
10-763	127	129	2	4.26	0.50	0.37	0.129	0.142	0.009	Offset
10-764	45	59	14	3.44	0.24	0.11	0.072	0.080	0.007	Offset
Including	52	58	6	5.32	0.31	0.12	0.052	0.080	0.007	Offset
10-765	118	122	4	6.27	0.58	0.46	0.148	0.158	0.007	Offset
10-770	Partial Assay
10-770	34	54	20	2.99	0.21	0.09	0.054	0.064	0.007	Offset
Including	48	54	6	7.21	0.41	0.13	0.044	0.074	0.007	Offset
10-771	114	117	3	5.93	0.70	0.32	0.180	0.133	0.008	Offset Called Short
10-772	44	57	13	7.22	0.47	0.19	0.088	0.124	0.009	Offset
Including	48	55	7	10.09	0.56	0.18	0.055	0.117	0.008	Offset
10-772	76	81	5	4.50	0.28	0.17	0.052	0.097	0.007	Cowboy
10-772	112	114	2	4.87	0.32	0.18	0.048	0.070	0.006	Cowboy
10-779	46	69	23	6.53	0.44	0.41	0.081	0.126	0.007	Offset
Including	49	59	10	9.78	0.65	0.64	0.096	0.154	0.007	Offset
Including	84	87	3	6.32	0.45	0.13	0.014	0.063	0.004	Cowboy
10-780	45	66	21	4.54	0.27	0.10	0.073	0.108	0.006	Offset
Including	45	49	4	10.48	0.56	0.09	0.076	0.134	0.008	Offset
10-800	Partial Assay
10-800	112	132	20	3.73	0.30	0.27				Offset
Including	112	115	3	4.47	0.33	0.18				Offset
Including	123	132	9	5.92	0.49	0.53				Offset
Including	126	129	3	10.98	0.89	1.24				Offset
10-801	109	119	10	8.22	0.58	0.47	0.087	0.135	0.006	Offset
10-801	139	150	11	3.71	0.25	0.10	0.024	0.062	0.004	Cowboy Called Short
10-802	85	89	4	4.10	0.30	0.53	0.180	0.174	0.009	Offset
10-802	117	120	3	4.21	0.36	0.30	0.098	0.140	0.007	Cowboy
10-803	Partial Assay
10-803	83	88	5	3.76	0.40	0.12				other
10-803	106	108	2	3.73	0.44	0.84				Offset
10-803	112	117	5	2.93	0.28	0.09				Offset

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10-804	66	79	13	3.44	0.26	0.39	0.151	0.164	0.007	Offset
Including	66	70	4	5.24	0.40	0.43	0.200	0.230	0.008	Offset
10-805	Partial Assay
10-806	130	135	5	3.53	0.24	0.24	0.180	0.185	0.008	Offset
10-807	128	139	11	4.53	0.33	0.35	0.174	0.189	0.007	Offset
Including	131	134	3	6.35	0.42	0.54	0.256	0.244	0.009	Offset
10-808	Partial Assay
10-808	130	160	30	3.92	0.27	0.38				Offset
Including	131	137	6	7.15	0.53	0.96				Offset
Including	146	149	3	6.81	0.46	0.23				Offset
Including	154	157	3	4.99	0.34	0.41				Offset
 NSA: no significant assays

Figure 1: LDI Mine Elevations

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Figure 2: Upper Offset Zone 2010 Drilling

Upper_Offset 2010 Drill Results X_section

UG Workings
Offset
Extension
10-310
10-671
10-309
10-672
10-675
10-313
10-312
10-600
10-800
10-308
10-803
10-802
4900L
10-602
10-306
10-807
10-806
10-804
10-808
4815L
10-805
z
x
RPA Wireframe

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Figure 3: Southern Deep Offset Zone, 2010 Drilling

Figure 4: North Drill Results Cross-Section, Offset Zone

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Figure 5: South Drill Results Cross-Section, Offset Zone

Figure 6: Central 2010 Drill Results Cross-Section, Offset Zone

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